SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K
                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                               June 13, 2002
              Date of Report (Date of earliest event reported)


                  INTERNATIONAL FLAVORS & FRAGRANCES INC.
           (Exact name of registrant as specified in its charter)

                                  New York
               (State or other jurisdiction of incorporation)


                             1-4858 13-1432060
         (Commission File Number) (IRS Employer Identification No.)


521 West 57th Street, New York, New York                         10019
----------------------------------------                         -----
  (Address of principal executive offices)                    (Zip Code)


                               (212) 765-5500
            (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS.

                  International Flavors & Fragrances Inc. (IFF) is filing today further information regarding a purported class action brought against it in Circuit Court of Jasper County, Missouri, on behalf of employees at a plant owned and operated by Gilster-Mary Lee Corp. in Jasper, Missouri. The plaintiffs are alleging that they have sustained respiratory injuries in the workplace, which they attribute to a butter flavor and particularly one of its ingredients, diacetyl. IFF continues to believe that the litigation is without merit.

                  IFF's flavors, including the butter flavor that is the subject of the lawsuit, meet the requirements of the U.S. Food and Drug Administration (FDA). IFF's flavors are safe for handling and use by workers in food manufacturing plants when used according to specified safety procedures. These procedures are detailed in instructions that IFF provides to all of its customers for the safe handling and use of its flavors. These instructions were provided to the Gilster-Mary Lee Jasper, Missouri plant for the butter flavor. They include the use of appropriate engineering controls, such as adequate ventilation, proper handling procedures and respiratory protection for workers. IFF's customers are responsible for assuring that their employees follow these standards.

                  The preliminary report issued by the National Institute for Occupational Safety and Health (NIOSH) indicates that these instructions were not followed at the Gilster-Mary Lee Jasper Missouri plant. As a result, IFF believes that any injuries the plaintiffs may have suffered are related to inadequate workplace conditions, including insufficient ventilation and the failure of the employer to assure that its employees used appropriate respiratory protection.

                  Diacetyl is one of many ingredients in the butter flavor, but the flavor is only one of a number of substances the workers handled or were exposed to. Neither NIOSH in its report nor any other body that has investigated the Jasper plant has identified a specific cause of any injuries or illnesses that the workers may have suffered. In fact, the NIOSH report states that any one or more of a number of substances, including: volatile organic compounds other than diacetyl, and respirable dust, concentrations of all of which were measured by NIOSH, "may be a marker for the causative agent or agents in the mixing and microwave popcorn production areas."

                  Butter flavors are very common and have been safely and widely used for over 50 years in a variety of food products, including confectionary products, spices, prepared foods, and snack foods. Many ingredients in butter flavors are found in nature. For example, diacetyl occurs naturally in more than 100 different foods, including butter, cheese, fruit, vegetables, wine and beer. Like all other ingredients used by IFF, it is approved for use in food under standards established by the FDA. It has been used safely in flavors for more than 50 years.

                  In manufacturing flavors, IFF employees routinely handle and use significantly higher concentrations of ingredients, including diacetyl, than those in the butter flavor provided to Gilster-Mary Lee. Yet no IFF employee has ever suffered respiratory illness or injury as a result of such handling and use. IFF's own experience reinforces the conclusion that any injuries or illnesses that the Jasper plant employees may have suffered were caused not by IFF flavors or any of their ingredients but by inadequate workplace conditions at that facility.

                  IFF continues to cooperate fully with the government agencies investigating the cause of the health complaints.

                  This case is still in its earliest stages. IFF does not expect this litigation to have a material adverse effect on its financial condition, results of operations or liquidity.


                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INTERNATIONAL FLAVORS & FRAGRANCES INC.


                              By: /s/ Stephen A. Block
                                 ---------------------------------
                                 Name:  Stephen A. Block
                                 Title: Senior Vice President, General Counsel
                                        and Secretary



Dated:  June 13, 2002